Exhibit 23.1

[PORTER KEADLE MOORE, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 4, 2005 accompanying the consolidated financial statements included in the Annual Report of First Capital Bank Holding Corporation on Form 10-KSB for the year ended December 31, 2004.  We hereby consent to the incorporation by reference of said report in the Registration Statement of First Capital Bank Holding Corporation on Form S-8, File No. 333-10572, filed on May 30, 2003.

/s/PORTER KEADLE MOORE, LLP

Atlanta, Georgia
March 31, 2005